SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


             ------------------------------------------------------
                                    FORM 8-K
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                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 10, 1999



                  ELECTRONIC CLEARING HOUSE, INC.
             (Exact name of registrant as specified in its charter)



NEVADA                             0-15245                       93-0946274
(State or other jurisdiction     (Commission                (IRS Employer
 of incorporation)                File Number)               Identification
No.)



28001 Dorothy Drive,    Agoura Hills, California                   91301
   (Address of principal executive offices)                      (Zip Code)



        Registrant's telephone number, including area code (818) 706-8999




          (Former name or former address, if changes since last report)











ITEM 5.   REGISTRANT COMPLETES FINANCING ARRANGEMENT

          On November 10, 1999, Electronic Clearing House, Inc. completed a $1 million post-petition secured financing arrangement with Tropical Beaches, Inc. dba New Strategies, a bankcard processing merchant who filed for Chapter 11 protection on June 29, 1999.





ITEM 7.   EXHIBITS


Exhibit
Number         Description of Document

 99.1          Press release issued and dated November 19, 1999.







                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              ELECTRONIC CLEARING HOUSE, INC.
                                             (Registrant)




                              By:  \s\ Alice L. Cheung
                                Alice L. Cheung, Treasurer &
                                Chief Financial Officer



Dated:  November 19, 1999




                                                                   EXHIBIT 99.1




FOR IMMEDIATE RELEASE
November 19, 1999



                  ELECTRONIC CLEARING HOUSE AND NEW STRATEGIES
                       HAVE FINANCING ARRANGEMENT IN PLACE

     Agoura Hills, Calif.--Electronic Clearing House, Inc. (ECHO:NASDAQ) has completed a $1 million post-petition secured financing arrangement with Tropical Beaches, Inc. dba New Strategies, a bankcard processing merchant located in Phoenix, Arizona, who filed for Chapter 11 protection on June 29, 1999.

     According to the terms of the loan agreement, New Strategies will begin repayment in December and will retire the loan in full on or before February 2000 together with interest at the rate of eighteen percent (18%) per annum. The loan is secured by all the assets of New Strategies and also has super-priority administrative claim status with respect to any unpaid administrative claims in the Chapter 11 case.

     New Strategies has been a merchant with ECHO for over nine years and is the producer of the Don Lapre Making Money infomercial. Over the past five years, New Strategies' sales revenues have averaged between $40 and $60 million a year. The primary products offered by New Strategies have been the Making Money Information package, various Internet-based services and 900 number sponsorship. New Strategies employs approximately 200 people with 120 serving in sales-related positions. As part of the consideration for the loan, ECHO also was granted a first right of refusal to purchase New Strategies and is working with the company, its professionals and representatives of the Official Unsecured Creditors' Committee on formulating a plan of reorganization.

     "Over the past nine years, we have seen New Strategies grow as both a sales and marketing company and as an Internet-services provider. This loan allows New Strategies the opportunity to confidently build its sales momentum again and hopefully emerge from bankruptcy early in 2000", stated Joel M. Barry, CEO of ECHO. "ECHO is seriously evaluating the capabilities of New Strategies in terms of its core competencies in infomercial presentation, telemarketing services and Internet services to determine if ECHO would benefit from acquiring New Strategies as well."

     Electronic Clearing House, Inc. provides credit card processing, check guarantee, check verification, check conversion, inventory tracking services and various Internet services to over 19,000 retail merchants and U-Haul dealers across the nation. ECHO also designs, develops and manufactures software and point-of-sale hardware that is utilized as credit card processing terminals, automated money order dispensers, inventory tracking devices, and casino cash advance systems.

     To take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Actual operations and results may differ materially from those expressed in the forward-looking statements made by ECHO in this release.


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Media Contact:
Donna Camras-Rehman, Corporate Secretary           URL: http://www.echo-inc.com
818-706-8999, ext. 3033                               E-MAIL: corp@echo-inc.com
Electronic Clearing House, Inc.
Agoura Hills, Calif.